UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 9/27/2010

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-23601

Federal	16-1540137
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Registrant’s Telephone Number including area code)

Not Applicable
Former Name or Former Address, If Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Election of Directors

PATHFINDER BANK

News Release:

CONTACT:                                Thomas W. Schneider, President & CEO, (315) 343-0057

Will Barclay Elected to Pathfinder Bank Board of Directors

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OSWEGO, New York (September 27, 2010) - Will Barclay has been elected as a member of the Board of Directors for Pathfinder Bank, according to Janette Resnick, Chairman of the Board.  Pathfinder Bank is a community bank serving the central New York area for over 150 years.

Mr. Barclay is currently the Assemblyman for the 124th District, which includes the Oswego County towns of Albion, Richland, Mexico, New Haven, Scriba, Granby and Volney, along with cities of Oswego and Fulton, and the Onondaga County towns of Lysander, Camillus, Elbridge, Marcellus and Skaneateles.

“We are very pleased to have Will join us as a member of our Board of Directors,” said Resnick, “His leadership, experience, civic passion, and commitment to the people of this region will be of considerable benefit to the vision and growth of Pathfinder Bank.”

A lifelong resident of Central New York, Mr. Barclay is a graduate of St. Lawrence University and Syracuse University College of Law.  An attorney and businessman, Mr. Barclay is a partner in the Syracuse law firm Hiscock and Barclay, LLP, where he specializes in business law.

Mr. Barclay has served on several community organizations throughout his career including the SUNY Oswego College Council, the Rosamond Gifford Zoo at Burnet Park, the Everson Museum of Art, and Northern Oswego County Health Services, Inc.

In 2004, he was recognized as one of Oswego County Business Magazine’s Forty under 40, an honor given to Oswego County leaders under the age of 40. Mr. Barclay was also awarded the 2007 Martin Rose Economic Developer Merit Award for his commitment to the economic development process by helping to facilitate the attraction and retention of businesses in Oswego County.

In January 2007, Mr. Barclay was named Assistant Minority Leader in the Assembly, a position which he currently still holds. Prior to that position he served as Chair of the Minority Joint Conference Committee and Vice Chair of the Minority Program Committee. Mr. Barclay was also formerly the Chair of the Republican Conference’s Hunting and Fishing Task Force and is currently serving as a member of the Assembly Republican Task Force on Manufacturing and the Assembly Republican Task Force on Small Business. Mr. Barclay holds the positions of Ranking Minority Member on the Assembly Insurance Committee.

Mr. Barclay represents the eighth generation of his family to live in Pulaski, New York. He and his wife Margaret, have two sons, Harry and George.

        Pathfinder Bank is a New York State chartered savings bank headquartered in Oswego, whose deposits are insured by the Federal Deposit Insurance Corporation.  The Bank has seven full-service offices located in Oswego, Fulton, Mexico, Lacona, and Central Square.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 27, 2010	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer